UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported) December 30, 2005
MASTEC, INC.
(Exact Name of Registrant as Specified in Its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 Douglass Road, Floor 12, Coral Gables, Florida 33134
(Address of Principal Executive Offices) (Zip Code)
(305) 599-1800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On December 30, 2005, MasTec, Inc., a Florida corporation (“MasTec”), through its subsidiary, MasTec North America AC, LLC, a Florida limited liability company (the “Buyer”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Ronald E. Phillips, an individual resident in South Carolina, Dawn M. Phillips, an individual resident in South Carolina, the Digital Satellite Services Employee Stock Ownership Trust, and Digital Satellite Services, Inc., a South Carolina corporation (the “Seller”), pursuant to which MasTec completed the purchase of certain assets (the “Assets”) of the Seller.
     In general, the Assets comprise the Seller’s installation of residential and commercial satellite and security systems in portions of Georgia, North and South Carolina, Tennessee, Kentucky and Virginia (the “Business”). The purchase price of the transaction is $18.5 million in cash, $7.5 million of MasTec common stock, and an earn-out based on performance. The Buyer will also assume certain operating liabilities of the Seller. The transaction is subject to receipt of customer consent and customary closing conditions and is expected to close on January 31, 2006.
     The foregoing summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement. A copy of the press release issued by MasTec related to the Purchase Agreement and dated January 6, 2006 is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
     On January 6, 2006, MasTec issued a press release announcing earnings guidance for 2006 and the fourth quarter of 2005. The earnings guidance information contained in the press release attached as Exhibit 99.2 is hereby incorporated by reference in this report on Form 8-K. The information contained in this Item 2.02, including the earnings guidance information contained in Exhibit 99.2 shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement.
ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES
     On December 31, 2005, the executive committee of the board of directors of MasTec voted to sell or otherwise dispose of substantially all of MasTec’s state departments of transportation related projects and assets. These projects will be treated as a discontinued operation beginning in the fourth quarter of 2005. The decision was made as a result of an evaluation of, among other things, the short and long term prospects of these projects. At this time, MasTec is unable in good faith to make a full determination of the estimates required by paragraphs (b), (c) or (d) of Item 2.05 of this Form 8-K. MasTec will file an amendment to this Form 8-K under this Item 2.05 within four business days after it makes a determination of such estimates or range of estimates.
     The discontinued operations information contained in the press release attached hereto as Exhibit 99.2 related to the sale of the traffic related projects and assets is filed herewith and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (a) Financial Statements of Business Acquired.
          Not applicable
     (b) Pro Forma Financial Information.
          Not applicable

     (c) Exhibits
          99.1 — Press Release dated January 6, 2006
          99.2 — Press Release dated January 6, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, MasTec Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2006	MASTEC, INC.
	By:	/s/ Austin J. Shanfelter
Austin J. Shanfelter
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 6, 2006.

99.2	Press Release dated January 6, 2006.

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